                         Amended and Restated Distribution and Service Plan and Agreement

                                                       With

                                        OppenheimerFunds Distributor, Inc.

                                               For Class B Shares of

                                Oppenheimer New Jersey Municipal Fund, a Series of
                                      Oppenheimer Multi-State Municipal Trust

         This Amended and Restated  Distribution  and Service  Plan and  Agreement  (the "Plan") is dated as of the
30th day of  August,  2002,  by and  between  Oppenheimer  New  Jersey  Municipal  Fund,  a series  of  Oppenheimer
Multi-State Municipal Trust (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class B shares of the Fund
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(the  "Shares"),  designed to comply with the provisions of Rule 12b-1, as it may be amended from time to time (the
"Rule"),  under  the  Investment  Company  Act of 1940  (the  "1940  Act").  Pursuant  to this  Plan the Fund  will compensate  the  Distributor  for its services in  connection  with the  distribution  of Shares,  and the personal service and  maintenance of  shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as distributor of  securities  of which it is the issuer,  pursuant to the Rule,  according  to the terms of this Plan.  The terms and  provisions  of this Plan shall be  interpreted  and defined in a manner  consistent  with the  provisions  and definitions contained in (i) the Fund's Registration  Statement,  (ii) the 1940 Act, (iii) the Rule, (iv) Rule 2830
of the Conduct  Rules of the National  Association  of Securities  Dealers,  Inc., or any amendment or successor to such rule (the "NASD Conduct  Rules") and (v) any conditions  pertaining  either to  distribution-related  expenses or to a plan of distribution  to which the Fund is subject under any order on which the Fund relies,  issued at any time by the U.S. Securities and Exchange Commission ("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:
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         (a)      "Recipient"  shall  mean any  broker,  dealer,  bank or other  person  or entity  which:  (i) has rendered  assistance  (whether  direct,  administrative  or both) in the  distribution  of Shares  or has  provided administrative  support  services with respect to Shares held by Customers  (defined below) of the Recipient;  (ii)
shall furnish the Distributor (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably request to answer such  questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

         (b)      "Independent  Trustees"  shall  mean the  members  of the Fund's  Board of  Trustees  who are not
"interested  persons"  (as  defined  in the 1940  Act) of the Fund and who have no  direct  or  indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.

          (c)     "Customers"  shall  mean such  brokerage  or other  customers  or  investment  advisory  or other clients of a Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.

                                                         6

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by:  (i) such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
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         (a)      Payments  to the  Distributor.  In  consideration  of  the  payments  made  by  the  Fund  to the
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Distributor  under this Plan,  the  Distributor  shall provide  administrative  support  services and  distribution assistance  services  to the Fund.  Such  services  include  distribution  assistance  and  administrative  support services  rendered in connection with Shares (1) sold in purchase  transactions,  (2) issued in exchange for shares of another  investment company for which the Distributor  serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes  that the  Distributor may not be rendering  appropriate  distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the  Distributor,  at the  request of the Board,  shall  provide the Board with a written report or other information to verify that the Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                   (i)  Administrative  Support  Services  Fees.  Within  forty-five  (45)  days of the end of each
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calendar  quarter,  the Fund will make payments in the aggregate  amount of 0.25% on an annual basis of the average during  that  calendar  quarter of the  aggregate  net asset  value of the Shares  computed as of the close of each business  day  (the  "Service  Fee").  Such  Service  Fee  payments  received  from the Fund  will  compensate  the
Distributor for providing  administrative  support services with respect to Accounts.  The  administrative  support services  in  connection  with  Accounts  may  include,  but shall not be limited  to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees (Asset-Based  Sales Charge).  Within ten (10) days of the end
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of each month,  the Fund will make  payments  in the  aggregate  amount of 0.75% on an annual  basis of the average during the month of the  aggregate  net asset value of Shares  computed as of the close of each  business  day (the
"Asset-Based  Sales Charge")  outstanding until such Shares are repurchased or converted to another class of shares of the Fund,  provided,  however,  that a majority of the Independent Trustees may, but are not obligated to, set a time period (the "Fund  Maximum  Holding  Period")  from time to time for such  payments.  Such  Asset-Based  Sales
Charge payments  received from the Fund will compensate the  Distributor for providing  distribution  assistance in connection with the sale of Shares.

                  The  distribution  assistance to be rendered by the Distributor in connection with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity that sells  Shares,  and/or paying such persons  "Advance  Service Fee Payments" (as defined below) in advance of, and/or in amounts  greater than, the amount  provided for in Section 3(b) of this  Agreement;
(ii) paying  compensation  to and expenses of personnel of the  Distributor  who support  distribution of Shares by
Recipients;  (iii)  obtaining  financing or providing such financing from its own resources,  or from an affiliate, for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed  expenses  incurred in rendering
distribution   assistance  and  administrative  support  services  to  the  Fund;  and  (iv)  paying  other  direct distribution  costs,  including  without  limitation the costs of sales  literature,  advertising and  prospectuses
(other than those  prospectuses  furnished  to current  holders of the Fund's  shares  ("Shareholders"))  and state
"blue sky" registration expenses.

         (b)      Payments to  Recipients.  The  Distributor  is authorized  under the Plan to pay  Recipients  (1)
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distribution  assistance  fees for rendering  distribution  assistance in connection with the sale of Shares and/or
(2) service  fees for  rendering  administrative  support  services  with  respect to  Accounts.  However,  no such payments  shall be made to any  Recipient  for any such  quarter in which its  Qualified  Holdings  do not equal or exceed,  at the end of such quarter,  the minimum amount ("Minimum  Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent  Trustees.  All fee payments made by the  Distributor  hereunder are subject to  reduction  or  chargeback  so that the  aggregate  service  fee  payments  and Advance  Service Fee
Payments do not exceed the limits on  payments  to  Recipients  that are,  or may be,  imposed by the NASD  Conduct
Rules.  The  Distributor  may make Plan  payments  to any  "affiliated  person" (as defined in the 1940 Act) of the
Distributor  if such  affiliated  person  qualifies  as a  Recipient  or retain such  payments  if the  Distributor qualifies as a Recipient.

                  (i)  Service  Fee.  In  consideration  of  the  administrative  support  services  provided  by a
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Recipient during a calendar quarter,  the Distributor shall make service fee payments to that Recipient  quarterly, within forty-five (45) days of the end of each calendar  quarter,  at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the Recipient or by its
Customers for a period of more than the minimum  period (the  "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any Recipient  quarterly,  within forty-five (45) days of the end of each calendar quarter: (i) "Advance Service
Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed  as of the close of business  on the day such  Shares are sold,  constituting  Qualified
Holdings,  sold by the  Recipient  during that quarter and owned  beneficially  or of record by the Recipient or by its  Customers,  plus (ii)  service fee  payments at a rate not to exceed  0.25% on an annual  basis of the average during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned  beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the  Distributor's  sole option,  the Advance Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the  calendar  quarter.  In the event  Shares are  redeemed less than one year  after the date such  Shares  were  sold,  the  Recipient  is  obligated  to and will  repay the
Distributor  on demand a pro rata  portion of such  Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services  to be  rendered  by  Recipients  in  connection  with the
Accounts may include,  but shall not be limited to, the  following:  answering  routine  inquiries  concerning  the
Fund,  assisting in the  establishment and maintenance of accounts or sub-accounts in the Fund and processing Share repurchase  transactions,  making the Fund's investment plans and dividend payment options available, and providing such other  information and services in connection  with the rendering of personal  services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii)     Distribution   Assistance  Fees  (Asset-Based  Sales  Charge)  Payments.   In  its  sole
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discretion  and  irrespective  of whichever  alternative  method of making  service fee payments to  Recipients  is selected by the  Distributor,  in addition  the  Distributor  may make  distribution  assistance  fee payments to a
Recipient  quarterly,  within forty-five (45) days after the end of each calendar quarter,  at a rate not to exceed
0.1875% (0.75% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of
Shares  computed as of the close of each business day  constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or its  Customers  until such Shares are  repurchased  or  converted  to another  class of shares of the Fund, provided,  however,  that a majority of the Independent Trustees may, but are not obligated to, set a time period (the "Recipient  Maximum Holding Period") for making such payments.  Distribution  assistance fee payments shall be made only to Recipients that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

                  The  distribution  assistance to be rendered by the  Recipients  in  connection  with the sale of
Shares may include,  but shall not be limited to, the following:  distributing  sales  literature and  prospectuses other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and providing such other  information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A  majority  of the  Independent  Trustees  may at any  time or from  time  to time  increase  or decrease  the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to  exceed  the rates set forth above,  and/or  direct the  Distributor  to set,  eliminate or modify the Fund Maximum  Holding  Period,  any
Minimum  Holding  Period,  the Recipient  Maximum  Holding Period and/or any Minimum  Qualified  Holdings and/or to
split  requirements  so that  different  time  periods  apply to shares  that are  afforded  different  shareholder privileges and features.  The Distributor  shall notify all Recipients of any Minimum Qualified  Holdings,  Maximum
Holding Period and Minimum  Holding Period that are established  and the rate of payments  hereunder  applicable to
Recipients,  and shall  provide each  Recipient  with written  notice  within  thirty (30) days after any change in these  provisions.  Inclusion of such provisions or a change in such  provisions in a revised  current  prospectus,
Statement of Additional Information or supplement to either shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are  subject  to  reduction  or elimination  under the limits that apply to such fees and charges  under the NASD Conduct  Rules  relating to sales of shares of open-end funds.

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI")
from its own resources  (which may include  profits  derived from the advisory fee it receives  from the Fund),  or
(ii) by the Distributor (a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients  are intended to have certain  rights as  third-party  beneficiaries  under this Plan, subject to the  limitations  set forth  below.  It may be  presumed  that a  Recipient  has  provided  distribution assistance or administrative  support services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  In the event that  either the  Distributor  or the Board should have  reason to believe  that,  notwithstanding  the level of  Qualified  Holdings,  a Recipient  may not be rendering  appropriate  distribution  assistance in connection  with the sale of Shares or  administrative  support services for Accounts,  then the Distributor,  at the request of the Board,  shall require the Recipient to provide a written  report or other  information  to  verify  that said  Recipient  is  providing  appropriate  distribution assistance  and/or  services in this regard.  If the  Distributor  or the Board of Trustees  still is not satisfied after the receipt of such report,  either may take  appropriate  steps to terminate the Recipient's  status as such under the Plan,  whereupon  such  Recipient's  rights  as a  third-party  beneficiary  hereunder  shall  terminate.
Additionally,  in their  discretion,  a majority  of the  Fund's  Independent  Trustees  at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  where upon such person's or entity's  rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other  provision  of this Plan,  this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever  to any person or entity other than  directly to the  Distributor.  The  Distributor  has no  obligation  to pay any Service Fees or  Distribution
Assistance  Fees to any  Recipient  if the  Distributor  has not received  payment of Service Fees or  Distribution
Assistance Fees from the Fund.

4.       Selection and  Nomination  of Trustees.  While this Plan is in effect,  the  selection  and  nomination of
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persons to be Trustees of the Fund who are not "interested  persons" of the Fund  ("Disinterested  Trustees") shall be  committed  to the  discretion  of the  incumbent  Disinterested  Trustees.  Nothing  herein  shall  prevent the incumbent  Disinterested  Trustees from  soliciting  the views or the  involvement  of others in such  selection or nominations  as long as the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
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Fund's Board for its review,  detailing  the amount of all payments  made under this Plan and the purpose for which the  payments  were made.  The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
         -------------------
such  agreement  may be  terminated  at any time,  without  payment of any penalty,  by a vote of a majority of the
Independent  Trustees  or by a vote of the  holders  of a  "majority"  (as  defined  in the 1940 Act) of the Fund's outstanding  Class B voting shares;  (ii) such termination  shall be on not more than sixty days' written notice to any  other  party to the  agreement;  (iii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when  approved by a vote of the Board and its  Independent  Trustees  cast in person at a  meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
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Board and its  Independent  Trustees  cast in person at a meeting  called on December 13, 2001,  for the purpose of voting on this Plan.  Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the
Board in accordance  with the Rule and  thereafter  from year to year or as the Board may  otherwise  determine but only so long as such  continuance  is  specifically  approved  at least  annually  by a vote of the  Board  and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to  increase  materially  the amount of  payments to be made under this Plan, without  approval of the Class B  Shareholders  at a meeting called for that purpose,  and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

          This Plan may be  terminated  at any time by vote of a majority  of the  Independent  Trustees  or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares.
In the event of such  termination,  the Board and its Independent  Trustees shall determine whether the Distributor shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales
Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of Shareholder  and Trustee  Liability.  The  Distributor  understands  that the obligations of
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the Fund under this Plan are not binding  upon any Trustee or  shareholder  of the Fund  personally,  but bind only the  Fund and the  Fund's  property.  The  Distributor  represents  that it has  notice  of the  provisions  of the
Declaration  of Trust of the Fund  disclaiming  Trustee and  shareholder  liability for acts or  obligations of the
Fund.

                                            Oppenheimer New Jersey Municipal Fund,
                                            a series of Oppenheimer Multi-State Municipal Trust

                                            By:      ____________________________________
                                                     Robert G. Zack
                                                     Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:      ____________________________________
                                                     Katherine P. Feld
                                                     Vice President